EXHIBIT 11.1

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                               RIMAGE CORPORATION
              COMPUTATION OF NET EARNINGS PER SHARE OF COMMON STOCK


NET EARNINGS PER COMMON SHARE IS DETERMINED BY DIVIDING THE NET EARNINGS BY THE WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK AND COMMON SHARE EQUIVALENTS OUTSTANDING. THE FOLLOWING IS A SUMMARY OF THE WEIGHTED AVERAGE COMMON SHARES OUTSTANDING AND COMMON SHARE EQUIVALENTS:

                                                                        THREE MONTHS ENDED
                                                                             MARCH 31,
                                                                   --------------------------
                                                                      1997            1996
                                                                   ----------      ----------
Shares outstanding at beginning of period                           3,084,500       3,051,000
                                                                   ----------      ----------


Common stock issued in stock option exercise                                0          18,000

Shares outstanding at end of period                                 3,084,500       3,069,000
                                                                   ==========      ==========

Weighted average shares of common stock outstanding                 3,084,500       3,056,621
                                                                   ==========      ==========

Common stock equivalents                                              388,853         412,953

Weighted average shares of common stock equivalents                     3,391          28,929
                                                                   ==========      ==========

Weighted average shares of common stock and stock equivalents       3,087,891       3,085,550
                                                                   ==========      ==========

Net earnings                                                       $   15,030      $   47,475
                                                                   ==========      ==========

Net earnings per share                                             $     0.01      $     0.02
                                                                   ==========      ==========
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